UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): February 23, 2005


                            O'REILLY AUTOMOTIVE, INC.
             (Exact Name of Registrant as Specified in Its Charter)


         Missouri                                      44-0618012
--------------------------------------------------------------------------------
(State or Other Jurisdiction                  (IRS Employer Identification No.)
     of Incorporation)

                                233 S. Patterson
                           Springfield, Missouri 65802
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)


                                  417-862-6708
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                (Not Applicable)
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-d(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240-13e-4(c))

Section 2 - Financial Information
Item 2.02  Results of Operations and Financial Condition.

On February 25, 2005, O'Reilly Automotive, Inc. issued a press release announcing fourth quarter earnings. The text of the press release is attached hereto as Exhibit 99.1.


Section 7 - Regulation FD
ITEM 7.01. REGULATION FD DISCLOSURE

On February 25, 2005, O'Reilly Automotive, Inc. issued a press release announcing fourth quarter earnings. The text of the press release is attached hereto as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

Exhibit
Number         Description
------         -----------------------------------------------------------------

 99.1          Press Release dated February 25, 2005

The information in this Current Report on Form 8-K, including the exhibit hereto, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 25, 2005
                                     O'REILLY AUTOMOTIVE, INC.

                                     By:/s/ James R. Batten
                                     -------------------------------------------
                                     James R. Batten
                                     Executive Vice President of Finance
                                      Chief Financial Officer and Treasurer
                                      (principal financial officer)

For further information contact:                             David O'Reilly
                                                             James R. Batten
                                                             (417) 862-3333
________________________________________________________________________________

      O'REILLY AUTOMOTIVE, INC., REPORTS FOURTH QUARTER AND ANNUAL EARNINGS
              12TH CONSECUTIVE YEAR OF RECORD REVENUES AND EARNINGS
         8.5% INCREASE IN FOURTH QUARTER COMPARABLE STORE PRODUCT SALES
________________________________________________________________________________

Springfield, MO, February 23, 2005 -- O'Reilly Automotive, Inc. ("O'Reilly" or "the Company") (Nasdaq: ORLY) today announced record revenues and earnings for the fourth quarter and year ended December 31, 2004, representing 12 consecutive years of record revenues and earnings and positive comparable store product sales increases for O'Reilly since becoming a public company in April 1993.

Net income, before the cumulative effect of accounting change, for the year ended December 31, 2004, totaled $124.2 million, up 24.1% from $100.1 million for the same period a year ago. Diluted earnings per common share, before the cumulative effect of accounting change, for the year ended December 31, 2004, increased 21.2% to $2.23 on 55.7 million shares versus $1.84 a year ago on 54.5 million shares. Product sales for the year ended December 31, 2004, totaled $1.72 billion, up 13.9% from $1.51 billion for the year ending December 31, 2003. Gross profit for the year ended December 31, 2004, increased to $743.2 million (or 43.2% of product sales) from $638.3 million (or 42.2% of product sales) for the year ended December 31, 2003, representing an increase of 16.4%. Operating, selling, general and administrative ("OSG&A") expenses for the year ended December 31, 2004, increased to $542.3 million (or 31.5% of product sales) from $473.1 million (or 31.3% of product sales) for the year ended December 31, 2003, representing an increase of 14.6%. The cumulative effect of accounting change resulted in a one-time benefit of $21.9 million, net of taxes, or an additional $0.39 per diluted share, bringing total earnings for the year to $146.1 million or $2.62 per diluted share.

Net income for the fourth quarter ended December 31, 2004, totaled $28.5 million, up 19.2% from $23.9 million for the same period in 2003. Diluted earnings per common share for the fourth quarter of 2004 increased 18.6% to $0.51 on 56.0 million shares compared to $0.43 for the fourth quarter of 2003 on
55.3 million shares. Product sales for the fourth quarter ended December 31, 2004, totaled $427.6 million, up 16.5% from $367.0 million for the same period a year ago. Gross profit for the fourth quarter ended December 31, 2004, increased to $186.0 million (or 43.5% of product sales) from $156.0 million (or 42.5% of product sales) for the same period a year ago, representing an increase of 19.2%. OSG&A expenses for the fourth quarter of 2004, increased to $139.5 million (or 32.6% of product sales) from $117.2 million (or 31.9% of product sales) for the same period a year ago, representing an increase of 19.0%.

Comparable store product sales for stores open at least one year increased 8.5% and 6.8% for the fourth quarter and year ending December 31, 2004, respectively, representing 47 quarters of comparable store product sales increases since becoming a public company in April 1993.

David O'Reilly, Chairman of the Board, stated, "We are extremely proud of the tremendous effort by all O'Reilly team members with this quarter's same store sales performance. Clearly there have been challenges in the market and through hard work and determination we have been able to gain market share. This has been accomplished by leading edge product availability and a very high level of customer service. 2005 is another year of opportunity as we expect to add approximately 160 new O'Reilly stores and continue to focus on growing our existing store volumes and providing outstanding customer service."

Effective January 1, 2004, the Company changed its method of applying its LIFO accounting policy for inventory costs. Under the new method, the Company has inventoried certain procurement, warehousing and distribution center costs. The previous method was to recognize those costs as incurred, reported as a component of costs of goods sold. The Company believes the new method is preferable as it better matches revenues and expenses and is the prevalent method used by other entities within the automotive aftermarket. The cumulative effect of this change was a one-time benefit of $21.9 million, net of income taxes, or an additional $ 0.39 per diluted share.

The change increased income before income taxes and cumulative effect of accounting change by $4.4 million and $123,000 for the year and fourth quarter ended December 31, 2004, respectively. The change increased income before cumulative effect of accounting change by $2.7 million (or $0.05 per diluted share) and $76,000 (or $0.00 per diluted share) for the year and fourth quarter ended December 31, 2004, respectively.

Also, the Company is currently reviewing certain lease accounting practices in light of recent SEC guidance relating to operating leases. Based upon it's preliminary review, management believes that any adjustments determined to be appropriate, if any, would be immaterial to its current and prior years' financial results and condition.

The Company will host a conference call Thursday, February 24, 2005, at 10:00 a.m. central time to discuss its results as well as future expectations. The call will be available by web cast at www.oreillyauto.com, www.vcall.com or www.streetevents.com. Investors may listen to the conference call live on the Company web site, www.oreillyauto.com, by clicking "News". A replay will also be available on the web site shortly after the call.

O'Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional installer markets. Founded in 1957 by the O'Reilly family, the Company operated 1,249 stores within the states of Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Mississippi, Missouri, Nebraska, North Carolina, Oklahoma, South Carolina, Tennessee, Texas and Virginia as of December 31, 2004.

The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by forward-looking words such as "expect," "believe," "anticipate," "good," "plan," "intend," "estimate," "project," "will" or similar words. In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing among other things, expected growth, store development and expansion strategy, business strategies, future revenues and future performance. These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, competition, product demand, the market for auto parts, the economy in general, inflation, consumer debt levels, governmental approvals, our ability to hire and retain qualified employees, risks associated with the integration of acquired businesses, weather, terrorist activities, war and the threat of war. Actual results may materially differ from anticipated results described or implied in these forward-looking statements. Please refer to the Risk Factors sections of the Company's Form 10-K for the year ended December 31, 2003, for more details.

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      (In thousands, except per share data)



                                                     December 31, December 31,
                                                        2004          2003
                                                    ------------  -----------
                                                     (Unaudited)      (Note)
Assets
Current assets:
   Cash and cash equivalents                        $    69,028   $    21,094
   Accounts receivable, net                              60,928        52,235
   Amounts receivable from vendors, net                  52,976        50,695
   Inventory                                            625,320       523,750
   Deferred income taxes                                      -         4,753
   Other current assets                                   5,225         4,399
                                                    -----------   -----------
         Total current assets                           813,477       656,926

Property and equipment, at cost                         791,794       626,142
Accumulated depreciation and amortization               218,243       177,084
                                                    -----------   -----------
         Net property and equipment                     573,551       449,058

Notes receivable, less current portion                   21,690        24,313
Other assets, net                                        29,697        26,736
                                                    -----------   -----------
Total assets                                        $ 1,438,415   $ 1,157,033
                                                    ===========   ===========

Liabilities and shareholders' equity
Current liabilities:
 Income taxes payable                               $     9,736   $     6,872
 Accounts payable                                       240,548       145,954
 Accrued payroll                                         15,130        17,307
 Accrued benefits and withholdings                       35,794        27,368
 Deferred income taxes                                    7,198             -
 Other current liabilities                               24,817        16,883
 Current portion of long-term debt                          592           925
                                                    -----------   -----------
   Total current liabilities                            333,815       215,309

Long-term debt, less current portion                    100,322       120,977
Deferred income taxes                                    42,381        29,448
Other liabilities                                         7,596         7,014

Shareholders' equity:
 Common stock, $0.01 par value:
   Authorized shares - 90,000,000
   Issued and outstanding shares - 55,377,130 at
     December 31, 2004, and
     54,664,976 at December 31, 2003                        554           547
 Additional paid-in capital                             326,650       302,691
 Retained earnings                                      627,097       481,047
                                                    -----------   -----------
Total shareholders' equity                              954,301       784,285
                                                    -----------   -----------
Total liabilities and shareholders' equity          $ 1,438,415   $ 1,157,033
                                                    ===========   ===========


Note: The balance sheet at December 31, 2003, has been derived from the audited consolidated financial statements at that date, but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)

                                            Three Months Ended          Twelve Months Ended
                                                December 31,                 December 31,
                                          ------------------------    ------------------------
                                             2004         2003           2004          2003
                                          -----------  -----------    -----------  -----------
                                          (Unaudited)  (Unaudited)    (Unaudited)    (Note)
Product sales                             $   427,618  $   367,047    $ 1,721,241  $ 1,511,816
Cost of goods sold, including
  warehouse and distribution expenses         241,650      211,024        978,076      873,481
                                          -----------  -----------    -----------  -----------
Gross profit                                  185,968      156,023        743,165      638,335
Operating, selling, general
  and administrative expenses                 139,484      117,177        542,282      473,060
                                          -----------  -----------    -----------  -----------
Operating income                               46,484       38,846        200,883      165,275
Other expense, net                             (1,046)        (639)        (2,721)      (5,233)
                                          -----------  -----------    -----------  -----------
Income before income taxes and
  cumulative effect of accounting change       45,438       38,207        198,162      160,042
Provision for income taxes                     16,947       14,305         74,004       59,955
                                          -----------  -----------    -----------  -----------
Income before cumulative effect
  of  accounting change                        28,491       23,902        124,158      100,087

Cumulative effect of accounting
  change, net of tax                                -            -         21,892            -
                                          -----------  -----------    -----------  -----------
Net income                                $    28,491  $    23,902    $   146,050  $   100,087
                                          ===========  ===========    ===========  ===========
Net income per common share:
Income before cumulative effect
  of accounting change                    $      0.52  $      0.44    $      2.26  $      1.86
Cumulative effect of accounting
  change, net of tax                                -            -           0.40            -
                                          -----------  -----------    -----------  -----------
Net income                                $      0.52  $      0.44    $      2.66  $      1.86
                                          ===========  ===========    ===========  ===========
Net income per common share -
  assuming dilution:
Income before cumulative effect
  of accounting change                    $      0.51  $      0.43    $      2.23  $      1.84
Cumulative effect of accounting
  change, net of tax                                -            -           0.39            -
                                          -----------  -----------    -----------  -----------
Net income                                $      0.51  $      0.43    $      2.62  $      1.84
                                          ===========  ===========    ===========  ===========
Weighted average common
  shares outstanding                           55,267       54,492         55,010       53,908
Adjusted weighted average common          ===========  ===========    ===========  ===========
  shares outstanding
  - assuming dilution                          55,962       55,266         55,711       54,530
                                          ===========  ===========    ===========  ===========


Note: The income statement at December 31, 2003, has been derived from the audited consolidated financial statements but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
                         SELECTED FINANCIAL INFORMATION
                                   (Unaudited)

                                                                         December 31,
                                          ------------------------------------------------------------------------
                                          Excluding Cumulative      Including Cumulative
                                          Effect of Accounting      Effect of Accounting
                                              Change 2004                Change 2004                   2003
                                          --------------------      --------------------      --------------------
Inventory turnover (1)                          1.8                         1.7                        1.7
Inventory turnover, net of payables (2)         2.7                         2.6                        2.2

AP to Inventory (3)                            40.8%                       38.5%                      27.9%
Debt-to-capital (4)                             9.8%                        9.6%                      13.5%
Return on equity (5)                           14.5%                       16.8%                      14.0%
Return on assets (6)                            9.7%                       11.3%                       9.2%


                                                 Three Months Ended       Twelve Months Ended
                                                    December 31,              December 31,
                                                ---------------------     ---------------------
                                                   2004        2003          2004        2003
                                                ---------   ---------     ---------   ---------
Other Information (in thousands):
  Capital Expenditures                          $  47,266   $  36,450     $ 173,486   $ 136,497
  Depreciation & Amortization                   $  13,192   $  11,131     $  48,268   $  42,374
  Interest Expense                              $   1,288   $     956     $   4,700   $   6,864
  Lease & Rental Expense                        $   9,659   $   8,587     $  35,803   $  33,456

Sales per weighted-average square foot (7)      $   51.31   $   49.82     $  217.13   $  214.73

Sales per weighted-average
     store (in thousands) (8)                   $     342   $     330     $   1,443   $   1,413
Square footage (in thousands)                                                 8,318       7,348

Store count:
  New stores, net (twelve months ended)                                         140         128
  Total stores                                                                1,249       1,109

Total employment                                                             17,410      15,484


(1) Calculated as cost of sales for the last 12 months divided by average inventory. Average inventory is calculated as the simple average of beginning and ending inventory for the same period used in determining the numerator.

(2) Calculated as cost of sales for the last 12 months divided by average inventory less accounts payable. Average inventory is calculated as the simple average of beginning and ending inventory for the same period used in determining the numerator.

(3)  Accounts payable divided by inventory.

(4) The sum of long-term debt and current portion of long-term debt, divided by the sum of long-term debt, current portion of long-term debt and total shareholders' equity.

(5) Last 12 months net income divided by average shareholders' equity. Average shareholders' equity is calculated by taking a simple average of the beginning and ending shareholders' equity for the same period used in determining the numerator.

(6) Last 12 months net income divided by average total assets. Average total assets is calculated by taking a simple average of the beginning and ending total assets for the same period used in determining the numerator.

(7) Total sales less jobber sales, divided by weighted-average square feet. Weighted-average sales per square foot is weighted to consider the approximate dates of store openings or expansions.

(8)  Total  sales  less  jobber  sales,  divided  by  weighted-average   stores.
     Weighted-average sales per store is weighted to consider the approximate dates of store openings or expansions.